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                                                                    EXHIBIT 10.8


                    AMENDMENT NO. 2 TO EMPLOYMENT AGREEMENT
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     This is Amendment No. 2, dated June 1, 2001 (the "Amendment), to the
Employment Agreement made as of June 1, 1997 and amended by Amendment No. 1 to Employment Agreement on January 29, 1999 (as so amended, the "Agreement"), by and between Pacific Aerospace & Electronics, Inc., a Washington corporation (the "Company"), and Donald A. Wright (the "Executive"). Capitalized terms not otherwise defined in this Amendment shall have the meanings set forth in the Agreement.

     WHEREAS, the Executive provides services to the Company as President and Chief Executive Officer pursuant to the Agreement;

     WHEREAS, the Agreement provides for an increase in the Executive's Annual Salary for the Contract Year beginning on June 1, 2001 and ending on May 31, 2002, of 15% over the previous Contract Year's Annual Salary, which increase would be equal to $50,371;

     WHEREAS, the Compensation Committee and the Option Committee of the Company's Board of Directors have determined that it would be in the best interests of the Company to request that the Executive forego $50,000 of his Annual Salary increase for the Contract Year ending May 31, 2002 (the "2002 Contract Year"), and that he receive, in lieu of such increase, a grant of restricted stock under the Company's 1999 Stock Incentive Plan (the "Plan"); and

     WHEREAS, the Executive has agreed to this arrangement, subject to the terms and conditions of this Amendment.

     The parties agree as follows:

1.   Amendment to Salary for 2002 Contract Year.  The Agreement is hereby
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amended to provide that the Executive's cash salary increase for the 2002
Contract Year will be $371, and that in lieu of $50,000 of his contractual salary increase for the 2002 Contract Year, the Executive will receive, as of June 1, 2001, a grant of 238,095 shares of the Company's Common Stock (the "Shares"), which shares may not be transferred by the Executive prior to June 1, 2002, except in compliance with applicable securities laws. The certificate representing the Shares will bear a legend to the effect that the Shares are subject to restrictions on transfer. For purposes of determining future salary increases only, the Executive's Annual Salary for the 2002 Contract Year will be calculated as if the contractual salary increase had been paid in cash.

2.   Previous Amendments.  The parties acknowledge that the following amendments
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to the Agreement have previously been made by the Compensation Committee and agreed to by the Executive, but have not previously been provided for in a written amendment to the Agreement:
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     a.  Term of Agreement.  On May 28, 1998, the Compensation Committee
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extended the term of the Agreement to May 31, 2003.

     b.  Annual Salary.  On May 28, 1998, the Compensation Committee increased
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the Executive's Annual Salary for the Contract Year ended May 31, 1999 to
$253,920, on an annualized basis, effective July 30, 1998. On May 10, 2000, the Compensation Committee amended the Agreement to provide for a 15% annual increase in the Executive's Annual Salary for the Contract Years ending May 31, 2001 through May 31, 2003.

     c.  Options.  On May 13, 1999, the Compensation Committee amended Section
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3.3 of the Agreement as follow:  (i) Section 3.3.1 was amended to provide for
50,000 Fixed Options annually; and (ii) Section 3.3.2 was amended to delete the provisions regarding Formula Options and replace Section 3.3.2 with the following language:

          3.3.2  Annually.  The Executive may be entitled to receive, after the
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          completion of each Contract Year, a bonus in the form of options to purchase up to 225,000 shares of Common Stock, based on the performance of the Executive, as determined by the Board of Directors or the Compensation Committee.

3.   No Further Amendments.  Except as specifically set forth in this Amendment,
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the Agreement shall continue in effect in accordance with its terms.

                                   THE COMPANY:

                                   PACIFIC AEROSPACE & ELECTRONICS, INC.


                                   By  /s/ Sheryl A. Symonds
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                                       Its VP Administration & General Counsel


                                   THE EXECUTIVE:


                                   /s/ Donald A. Wright
                                   ---------------------
                                   Donald A. Wright